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                                                                   Exhibit 20
                          TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of July 15, 1997 for the Collection Period
                        June 1, 1997  through  June 30, 1997

A.  ORIGINAL DEAL PARAMETER INPUTS
    ------------------------------
(A) Original Total Portfolio                                  $754,957,553.40
(B) Original Class A Certificate Balance                      $722,871,000.00
(C) Class A Certificate Rate                                            6.45%
(D) Original Class B Certificate Balance                       $20,761,000.00
(E) Class B Certificate Rate                                            6.60%
(F) Original Class C Certificate Balance                       $11,325,553.40
(G) Class C Certificate Rate                                            6.80%
(H) Servicing Fee Rate                                                  1.00%
(I) Original Weighted Average Coupon (WAC)                             10.43%
(J) Original Weighted Average Remaining Term (WAM)              43.14  months
(K) Number of Contracts                                                70,909
(L) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                      0.75%
    (ii)   Reserve Fund Initial Deposit                         $5,662,181.66
    (iii)  Specified Reserve Fund Balance Percent                       0.75%
    (iv)   Specified Reserve Fund Balance                       $5,662,181.66
    (v)    Reserve Fund Floor Percent                                   0.75%
    (vi)   Reserve Fund Floor Amount                            $5,662,181.66
    (vii)  Reserve Fund Floor Trigger Amount                   $36,964,624.03
    (viii) Loss and Delinquency Trigger Percent                         5.50%

B.  INPUTS FROM PREVIOUS MONTHLY SERVICER'S CERTIFICATE
    ---------------------------------------------------
(A) Total Portfolio Outstanding                               $698,685,178.44
(B) Total Portfolio Pool Factor                                     0.9254629
(C) Class A Certificate Balance                               $668,990,264.87
(D) Class A Principal Factor                                        0.9254629
(E) Class B Certificate Balance                                $19,213,534.50
(F) Class B Principal Factor                                        0.9254629
(G) Class C Certificate Balance                                $10,481,379.07
(H) Class C Principal Factor                                        0.9254629
(I) Reserve Fund Balance                                        $5,662,181.66
(J) Outstanding Precompute and Interest Advance                 $3,286,293.51
(K) Payahead Account Balance                                    $2,751,452.55
(L) Cumulative Net Losses for All Prior Periods                    $29,412.35
(M) Weighted Average Coupon of Remaining Portfolio (WAC)               10.43%
(N) Weighted Average Remaining Term of Remaining Portfolio (WAM) 41.53 months
(O) Number of Contracts                                                68,442

C.  INPUTS FROM THE MAINFRAME
    -------------------------
(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                       $7,126,120.70
    (ii)  Prepayments in Full                   561 contracts   $3,885,889.01
    (iii) Repurchased Principal                                         $0.00
    (iv)  Payments Behind/Ahead on Repurchased Receivables              $0.00
(B) Precomputed Contracts Total Collections                    $13,320,984.91

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(C) Simple Interest Contracts
    (i)   Collected Principal                                   $9,119,451.92
    (ii)  Prepayments in Full                  696  contracts   $6,019,377.00
    (iii) Collected Interest                                    $3,434,140.30
    (iv)  Repurchased Receivables Principal                             $0.00
    (v)   Repurchased Receivables Interest                              $0.00
(D) Payment Advance for Precomputes
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $247,498.90
(E) Payment Advance for Simple Interest Contracts
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                   $88,014.07
(F) Payahead Account for Precomputes
    (i)   Payments Applied                                         $75,450.46
    (ii)  Additional Payaheads                                          $0.00
(G) Weighted Average Coupon of Remaining Portfolio (WAC)               10.42%
(H) Weighted Average Remaining Maturity of
    Remaining Portfolio (WAM)                                   40.73  months
(I) Remaining Number of Contracts                                      67,143
(J) Delinquent Contracts
                                         Contracts             Amount
                                       -------------   ----------------------
  (i)   31-60 Days Delinquent            1,180  1.76%   $13,022,636.93   1.94%
  (ii)  61-90 Days Delinquent              137  0.20%    $1,706,453.43   0.25%
  (iii) Over 90 Days Delinquent             62  0.09%      $751,609.83   0.11%

D. INPUTS DERIVED FROM OTHER SOURCES
   ---------------------------------
(A) Aggregate Net Losses for Collection Period                    $131,592.76
(B) Liquidated Contracts                                                   42
    (i)   Gross Principal Balance of Liquidated Receivables       $450,266.48
    (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                       $318,673.72
    (iii) Recoveries on Previously Liquidated Contracts                 $0.00
(C) Number of Vehicles Repossessed During the Collection Period            71

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                           TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of July 15, 1997 for the Collection Period
                        June 1, 1997 through  June 30, 1997

I.  COLLECTIONS
    -----------
(A) Principal Payments Received                                $26,150,838.63
(B) Interest Payments Received                                  $5,743,115.50
(C) Net Precomputed Payahead Amount                                $75,450.46
(D) Aggregate Net Liquidation Proceeds Received                   $318,673.72
(E) Principal on Repurchased Contracts                                  $0.00
(F) Interest on Repurchased Contracts                                   $0.00
(G) Total Collections                                          $32,288,078.31
(H) Net Simple Interest Advance Amount                             $88,014.07
(I) Net Precomputed Advance Amount                                $247,498.90
(J) Total Available Amount                                     $32,623,591.28


II. DISTRIBUTIONS
    -------------
(A) Principal Payments Received                                $26,150,838.63
(B) Principal on Repurchased Contracts                                  $0.00
(C) Gross Principal Balance of Liquidated Receivables             $450,266.48
(D) Total Principal Reduction                                  $26,601,105.11
(E) Class A Amount Due
    (i)   Class A Monthly Interest                              $3,595,822.67
    (ii)  Class A Monthly Principal                            $25,470,527.93
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                     $29,066,350.60
(F) Class B Amount Due
    (i)   Class B Monthly Interest                                $105,674.44
    (ii)  Class B Monthly Principal                               $731,518.67
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $837,193.11
(G) Class C Amount Due
    (i)   Class C Monthly Interest                                 $59,394.48
    (ii)  Class C Monthly Principal                               $399,058.51
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $458,452.99

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(H) Actual Distributions
    (i)    Class A Servicing Fee (Supplemental Servicing
           Fee Received $131,731.81)                              $557,491.89
    (ii)   Class B Servicing Fee (Supplemental Servicing
           Fee Received $3,783.42)                                 $16,011.28
    (iii)  Class C Servicing Fee (Supplemental Servicing
           Fee Received $2,063.68)                                  $8,734.48
    (iv)   Class A Interest                                     $3,595,822.67
    (v)    Class A Principal                                   $25,470,527.93
    (vi)   Class A Interest Carryover Shortfall                         $0.00
    (vii)  Class A Principal Carryover Shortfall                        $0.00
    (viii) Class B Interest                                       $105,674.44
    (ix)   Class B Principal                                      $731,518.67
    (x)    Class B Interest Carryover Shortfall                         $0.00
    (xi)   Class B Principal Carryover Shortfall                        $0.00
    (xii)  Class C Interest                                        $59,394.48
    (xiii) Class C Principal                                      $399,058.51
    (xiv)  Class C Interest Carryover Shortfall                         $0.00
    (xv)   Class C Principal Carryover Shortfall                        $0.00
    (xvi)  Deposit to Reserve Fund                              $1,679,356.93
    (xvii) Total Amount Distributed                            $32,623,591.28
(I) Amount of Draw from Reserve Fund                                    $0.00
(J) Sum of Draw from Reserve Fund and Total Available Amount    32,623,591.28
(K) End of Period Class A Interest Shortfall                            $0.00
(L) End of Period Class A Principal Shortfall                           $0.00
(M) End of Period Class B Interest Shortfall                            $0.00
(N) End of Period Class B Principal Shortfall                           $0.00
(O) End of Period Class C Interest Shortfall                            $0.00
(P) End of Period Class C Principal Shortfall                           $0.00


III. POOL BALANCES AND PORTFOLIO INFORMATION
     ---------------------------------------
(A) Balances and Principal Factors
                                        Beginning of Period    End of Period
                                        -------------------    --------------
    (i)    Total Pool Balance               $698,685,178.44   $672,084,073.33
    (ii)   Total Pool Factor                     0.92546286        0.89022763
    (iii)  Class A Certificate Balance      $668,990,264.87   $643,519,736.94
    (iv)   Class A Principal Factor              0.92546286        0.89022763
    (v)    Class B Certificate Balance       $19,213,534.50    $18,482,015.83
    (vi)   Class B Principal Factor              0.92546286        0.89022763
    (vii)  Class C Certificate Balance       $10,481,379.07    $10,082,320.56
    (viii) Class C Principal Factor              0.92546286        0.89022763
(B) Portfolio Information
    (i)    Weighted Average Coupon (WAC)             10.43%            10.42%
    (ii)   Weighted Average Remaining
           Maturity (WAM)                      41.53 months     40.73  months
    (iii)  Remaining Number of Contracts             68,442            67,143
(C) Outstanding Precompute and Simple
    Interest Advance Amount                   $3,286,293.51     $3,621,806.48
(D) Outstanding Paid Ahead                    $2,751,452.55     $2,676,002.09

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IV. RECONCILIATION OF RESERVE FUND
    ------------------------------
(A) Beginning Reserve Fund Balance                              $5,662,181.66
(B) Draw for Class A Amount Due                                         $0.00
(C) Draw for Class B Amount Due                                         $0.00
(D) Draw for Class C Amount Due                                         $0.00
(E) Amount Available for Deposit to the Reserve Fund            $1,679,356.93
(F) Reserve Fund Balance Prior to Release                       $7,341,538.59
(G) Reserve Fund Required Amount                                $5,662,181.66
(H) Reserve Fund Release to Seller                              $1,679,356.93
(I) Ending Reserve Fund Balance                                 $5,662,181.66


V.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------
(A) Aggregate Net Losses for Collection Period                    $131,592.76
(B) Liquidated Contracts
    (i)     Gross Principal Balance of Liquidated Receivables     $450,266.48
    (ii)    Net Liquidation Proceeds Received During the
            Collection Period                                     $318,673.72
    (iii)   Recoveries on Previously Liquidated Contracts               $0.00
(C) Cumulative Net Losses for all Periods                         $161,005.11
    (i) Number of Contracts                                                55
(D) Delinquent and Repossessed Contracts
                                          Contracts             Amount
                                        -------------   ---------------------
    (i)   31-60 Days Delinquent         1,180   1.76%   $13,022,636.93   1.94%
    (ii)  61-90 Days Delinquent           137   0.20%    $1,706,453.43   0.25%
    (iii) Over 90 Days Delinquent          62   0.09%      $751,609.83   0.11%
    (iv)  Vehicles Repossessed During
          the Collection Period            71      *                 *      *
    (v)   Repossessed Vehicle Inventory    99      *                 *      *
                                                     *-Included Above

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE
    ------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
    (i)   Second Preceding Collection Period                            0.01%
    (ii)  Preceding Collection Period                                   0.04%
    (iii) Current Collection Period                                     0.23%
    (iv)  Three Month Average                                           0.09%
(B) Ratio of Number of Contracts Delinquent 60 Days or More
    to the Outstanding Number of Receivables as of Each
    Collection Period (Includes Repossessions)
    (i)   Second Preceding Collection Period                            0.01%
    (ii)  Preceding Collection Period                                   0.19%
    (iii) Current Collection Period                                     0.30%
    (iv)  Three Month Average                                           0.17%

(C) Loss and Delinquency Trigger Indicator (1.25%)        Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

/S/ SYLVIA SHULER
---------------------
    Sylvia Shuler